KPMG LLP
Two Financial Center 60 South Street
Boston, MA 02111




Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of Federated Municipal Securities Income Trust

In planning and performing our audits of the financial statements of Federated Michigan Intermediate Municipal
Trust, Federated Municipal High Yield Advantage Fund,
Federated New York Municipal Income Fund, Federated Ohio
Municipal Income Fund, and Federated Pennsylvania
Municipal Income Fund (collectively, the Funds), each a portfolio of Federated Municipal Securities Income Trust, as of and for the year ended August 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and
maintaining effective internal control over  financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls. A
company's internal control over financial reporting is a
process designed to provide reasonable assurance regarding
the reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles. A company's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the company; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted accounting principles,
and that receipts and expenditures of the company are being
made in accordance with authorizations of management and
directors of the company; and (3) provide reasonable
assurance regarding           prevention or timely
detection of the unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Federated
Municipal Securities Income Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties.


KPMG LLP
Boston, Massachusetts
October 23, 2017